UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2018

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
The following matters were voted on at the Knoll, Inc. (the "Company") 2018 annual meeting of stockholders, which took place on May 8, 2018:
 Proposal One - To elect three directors named in the proxy statement for a term ending at the Company’s 2021 annual meeting of stockholders. The following nominees were elected to the Board of Directors by the votes indicated below:

	Total Votes For	Total Votes Withheld	Broker Non-Votes

Stephanie Stahl	42,793,138	368,600	3,192,693
Christopher G. Kennedy	42,862,804	298,934	3,192,693
Daniel W. Dienst	42,933,119	228,619	3,192,693

Proposal Two - To approve the Knoll, Inc. 2018 Stock Incentive Plan. The proposal was approved by the votes indicated below:

Votes For	41,528,810

Votes Against	1,613,893

Abstain	19,035

Broker Non-Votes	3,192,693

Proposal Three - To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.  The proposal was approved by the votes indicated below:

Votes For	45,558,034

Votes Against	789,358

Abstain	7,039

Broker Non-Votes	0

Proposal Four - To approve, on an advisory basis, the Company’s 2017 executive compensation. The proposal was approved by the votes indicated below:

Votes For	41,570,635

Votes Against	1,569,490

Abstain	21,613

Broker Non-Votes	3,192,693

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: May 14, 2018
	By:	/s/ Michael A. Pollner
Michael A. Pollner
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary